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                         NETLIVE COMMUNICATIONS, INC.

                           PERFORMANCE SHARE PROGRAM

                      DEFERRED EMPLOYEE COMPENSATION PLAN


                          Effective February 27, 1997




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                                  INTRODUCTION


                  The NetLive Communications, Inc. Performance Share Program is a funded deferred compensation plan for a select group of key employees of NetLive Communications, Inc.

                                   ARTICLE I
                                  DEFINITIONS

     1.1 "Award" shall mean the right granted to a Participant under the Program to receive a specified number of Shares at a future date if applicable conditions are satisfied.

     1.2 "Board" shall mean the Board of Directors of the Company.

     1.3 "Change of Control" shall mean the: (1) purchase or other acquisition by any person, entity or group of persons, within the meaning of 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally (however, this definition excludes a proxy or consent solicitation complying with applicable law); or (2) the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; or (3) a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

     1.4 "Committee" shall mean the Performance Share Program Committee, which is appointed by the Board, and which shall be composed of three members who need not be employees of the Company.

     1.5 "Company" shall mean NetLive Communications, Inc., a Delaware corporation.

     1.6 "Participant" shall mean an employee of the Company to whom an Award has been granted. Employees who are members of the Board of Directors of the Company are not eligible to be Participants in the Plan.

     1.7 "Program" shall mean the NetLive Communications, Inc. Performance Share Program.

     1.8 "Share" shall mean either a share of common stock, $.0001 par value, or a share of preferred stock, issued by the Company.

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                                   ARTICLE II
                                     AWARDS


     2.1 Grant of Awards. The Committee shall, in its discretion, grant awards to employees of the Company it determines to be key employees. A Participant's Award shall be determined by the Committee based upon the Participant's position with the Company, the relative impact of that position upon the long-term performance of the Company and the number of Shares previously awarded under the Program and under the Company's several stock option programs.

     2.2 Participant's Interest. No Participant shall have any right or interest in or to any Award until such time as payment actually is made to him in accordance with the provisions of the Program.

     2.3 Maximum Number of Shares. The maximum total number of Shares subject to the grant of Awards under the Program is 300,000 Shares.

     2.4 Stock Split. The number of Shares subject to Awards shall be adjusted to reflect stock splits, stock dividends, and the like.

                                      -2-

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                                  ARTICLE III
                               PAYMENT OF AWARDS


     3.1 Entitlement to Payment. A Participant shall be entitled to the Shares granted to him in an Award on the first to occur of the following events:

          (a) One hundred percent of such Shares upon the completion by the Participant of the specified number of years of service for the Company set forth in the Participant's Award certificate, not to exceed ten years of service, or

          (b) Fifty percent of such Shares either upon a Change of Control, or upon occurrence of such other events related to a Change of Control specifically set forth in the Participant's Award certificate, or

          (c) The applicable percentage of such Shares upon occurrence of any other events or conditions specifically set forth in the Participant's Award certificate.

     3.2 Distribution. The Shares under an Award shall be distributed to the Participant on his becoming entitled to them pursuant to Section 3.1.

     3.3 Source of Awards. Shares payable under Awards shall be paid directly to the Participant from the irrevocable trust established by the Company.

     3.4 Forfeiture of Awards. A Participant will forfeit all right to an Award under this Program upon termination of service to the Company by the Participant for any reason before being entitled to distribution under Section 3.2.
                                      -3-

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                                   ARTICLE IV
                                 ADMINISTRATION


     4.1 Administrator. The Board, or a committee it designates, shall be the Administrator of the Program.

     4.2 Duties of the Administrator. The Administrator shall administer the Program in accordance with its terms and purposes and shall have authority to interpret the Program, to make any necessary rules and regulations, to determine benefits and to disburse Shares under the Program. The Administrator shall also be responsible for complying with statutory reporting and disclosure requirements. The Administrator's interpretations, determinations, rules and regulations shall be final and binding on all persons and parties concerned. The Administrator shall not be subject to liability with respect to the administration of the Program.

     4.3 Claims Procedures/Decision of Administrator. In general, distributions under this Program are automatic and no claim for benefits needs to be filed. However, a Participant may submit a claim for benefits under this Program, to the Administrator, in writing. The following procedure shall apply in such case:

          (a) If such claim for benefits is wholly or partially denied, the Administrator shall notify the claimant of the denial of the claim within a reasonable period of time, but no later than 90 days after receipt of the written claim, unless special circumstances require an extension of time for processing the claim. In such event, written notice of the extension shall be furnished to the claimant prior to the end of the 90 day period and shall indicate the special circumstances requiring the extension and the date by which a final decision is expected. In no event shall the extension period exceed 90 days from the end of the initial 90 day period. The notice of denial: (i) shall be in writing; (ii) shall be written in a manner calculated to be understood by the claimant; and (iii) shall contain (A) the specific reason or reasons for denial of the claim;
     (B) a specific reference to the pertinent Program provisions upon which the denial is based; (C) a description of any additional material or information necessary for the claimant to perfect the claim; and (D) an explanation of the Program claims review procedure.

          (b) Within 60 days of the receipt by the claimant of the written notice of denial of the claim, or if the claim has not been granted within the applicable time period, the claimant may file a written request with the Administrator that it conduct a full and fair review of the denial of the claimant's claim for benefits. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

          (c) The Administrator shall deliver to the claimant a written decision on the claim promptly, but not later than 60

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     days after the receipt of the claimant's request for review, except that if there are special circumstances which require an extension of time for processing, the 60 day period shall be extended to a maximum of 120 days, in which case written notice of the extension shall be furnished to the claimant prior to the end of the 60 day period. The Administrator's decision shall: (i) be written in a manner calculated to be understood by the claimant, (ii) include specific reasons for the decision; and (iii) contain specific references to the pertinent Program provisions upon which the decision is based. If a written decision on review is not furnished to the claimant within the applicable time period, the claim shall be deemed denied on review.

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                                   ARTICLE V
                           AMENDMENT AND TERMINATION


     5.1 Amendment and Termination of the Program. Although the Company intends to maintain the Program for as long as necessary, the Company reserves the right to amend or terminate the Program at any time for whatever purposes it may deem appropriate. Any amendments shall be in writing, and shall be authorized by the Board.

     5.2 Contractual Obligation. Notwithstanding Section 5.1, no Awards granted under the Program as of the date of amendment or termination shall be diminished.

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                                   ARTICLE VI
                                 MISCELLANEOUS


     6.1 Employment Rights. Nothing contained in the Program shall be construed as a contract of employment between the Company and any Participant, or as a right of any employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

     6.2 Assignment. No amount payable to or in respect of any participant or beneficiary at any time under the Program shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void.

     6.3 Program Costs. The Company shall provide for all benefits arising under this Program and for all costs, charges and expenses relating to the ongoing administration thereof.

     6.4 Severability of Provisions. If any of the provisions of this Program shall be held invalid, the remainder of this Program shall not be affected thereby.

     6.5 Applicable Law. All questions pertaining to the construction, validity and effect of the Program shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the State of Delaware.


     IN WITNESS WHEREOF, the Company has by its appropriate officer signed this document, which sets forth the Program adopted as of February 27, 1997, as amended through and including March 6, 1997, and affixed its seal as of the 6th day of March, 1997, as amended as of March 6, 1997.



WITNESS:                                     NETLIVE COMMUNICATIONS, INC.

                                             By:
                                                --------------------------
                                             Title: Chief Executive Officer
                                                    -----------------------

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                          NETLIVE COMMUNICATIONS, INC.

                        PERFORMANCE SHARE PROGRAM TRUST





     This Trust Agreement made this 4th day of March, 1997, by and between NetLive Communications, Inc. ("Company") and R. Andrew Lee(the "Trustee").

     WHEREAS, Company has adopted the NetLive Communications, Inc. Performance Share Program as a nonqualified deferred compensation plan;

     WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust Company stock that shall be held therein, until distributed to Plan Participants in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of Company to tie performance of the Participants' Accounts under this Trust to the performance of the Company, which is, in turn, tied in significant part to the performance of the key employees participating in the Plan;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


                       Section 1. Establishment of Trust

     (a) Company hereby deposits with the Trust in trust 300,000 shares of its common stock, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established shall be irrevocable. It shall not be subject to the claims of the Company's creditors, but shall be maintained for the exclusive purpose of providing benefits to Plan Participants.

     (c) The Trust is not intended to be a grantor trust, but is intended to be a taxable trust pursuant to Section 641 et seq. of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The Trust is a funded trust and, as such, it is intended that each Participant in respect of whom an Account is maintained be taxed in accordance with Section 402(b) of the said Code.

                             Section 2. Definitions

     (a) "Account" means the separate account established and maintained under the Fund with respect to each Participant to provide a source of funds for the benefits payable by the Company to, or with respect to, each such Participant under the Plan.

     (b) "Change of Control" means a change of control of the Company as defined in Article I, Section 1.3 of the Plan.

     (c) "Company" means NetLive Communications, Inc. and any successor thereto, or to the business thereof, by whatever form or manner resulting.

     (d) "Fund" means the stock, and any money and other property held by the Trustee under this Agreement.

     (e) "Participant" means a participant in the Plan.

     (f) "Plan" means the NetLive Communications, Inc. Performance Share
Program.

     (g) "Share" means common stock and/or preferred stock issued by the Company.

     (h) "Trust" means the trust provided for under this Agreement.

     (i) "Trustee" means the trustee of the Trust.


                              Section 3. Accounts

     (a) At the time the Company allocates Shares contributed to the Trust for a Participant, it shall notify the Trustee of such fact and an Account shall be established by the Trustee under the Fund with respect to such Participant and the amount so contributed or directed to be allocated shall be credited to such Account. Any subsequent contributions to the Trust with respect to the benefits of such Participant and all earnings thereon also shall be credited to such Account. Any taxes or other expenses paid with respect to an Account shall be debited to that Account. The Company shall provide the Trustee with such information or reports as are necessary to credit contributions to the Account maintained with respect to each Participant.

     (b) The Trustee shall have responsibility for the maintenance of Account records.

     (c) Any benefits becoming payable under the Plan to a Participant shall be paid from the Fund and charged against the Account maintained with respect to the benefits of such Participant. No payment shall be made from the Fund to or with respect to a Participant to the extent that such payment would exceed the balance then remaining in the Account maintained with respect to the benefits of such Participant.

     (d) Once established, an Account shall be maintained with respect to the benefits of each Participant until it has been liquidated through distribution to the Participant, or a beneficiary thereof.


                        Section 4. Distributions to Plan
                      Participants and Their Beneficiaries

     (a) Company shall deliver to Trustee a schedule (the "Distribution Schedule") that indicates the distributions in respect to each Plan participant, that provides instructions acceptable to Trustee for determining what is to be distributed, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of distribution. Except as otherwise provided herein, Trustee shall make distributions to the Plan Participants in accordance with such Distribution Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the distribution of benefits pursuant to the terms of the Plan.

     (b) The entitlement of a Plan participant to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.


                          Section 5. Return to Company

     Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all distribution of benefits have been made to Plan Participants pursuant to the terms of the Plan. Any Shares forfeited by a Participant when such Participant's service to the Company is terminated, or upon occurrence of any other forfeiture event set forth in the Participant's Award certificate, shall revert to the Trust and shall not be returned to the Company. Such forfeited Shares shall be available for future award to Participants under the Plan.

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                        Section 6. Investment Authority

     (a) Trustee shall hold the Shares deposited in the Trust and any dividends of Shares received by the Fund. All voting or other rights associated with Shares held in the Fund shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan Participants or the Company.

     (b) Trustee shall reinvest any cash dividends on Shares as Trustee deems appropriate.


                        Section 7. Disposition of Income

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


                        Section 8. Accounting by Trustee

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the trust at the end of such year or as of the date of such removal or resignation, as the case may be.


                      Section 9. Responsibility of Trustee

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such distributions. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust, including without limitation by disposing of any Shares in the Trust not awarded to Participants.

     (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

     (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


                      Section 10. Compensation of Trustee

     Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.


                 Section 11. Resignation and Removal of Trustee

     (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

     (b) Trustee may be removed by the affirmative vote of a majority of the Board of Directors on 30 days notice or upon shorter notice accepted by Trustee.

     (c) Upon a Change of Control, Trustee may not be removed by Company for eighteen months.

     (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer unless Company extends the time limit.

     (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


                                  Section 12.
                            Appointment of Successor

     (a) If Trustee resigns [or is removed] in accordance with Section 11(a) or
(b) hereof, the Board of Directors may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, or an individual permitted to serve as trustee under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust Assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


                             Section 13. Amendment
                                 or Termination

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company, provided that no such amendment shall conflict with the terms of the Plan or make the Trust revocable.

     (b) The Trust shall not terminate until the date on which Plan Participants are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

     (c) Upon written approval of Participants entitled to distribution of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit distributions under the Plan have been made. All assets in the Trust at termination shall be returned to Company.


                           Section 14. Miscellaneous

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan Participants under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Delaware.


                           Section 15. Effective Date

                  The effective date of this Trust Agreement shall be March 4, 1997.


                  IN WITNESS WHEREOF, the Company has by its authorized officer signed this agreement and affixed its seal and the Trustee has by its appropriate officer signed this Agreement and affixed its seal on and as of the day and year written below.


WITNESS                              NETLIVE COMMUNICATIONS, INC.

                                     By:
                                        ---------------------------
                                     Title: Chief Executive Officer
                                           ------------------------

WITNESS

---------------------------         -------------------------------
                                    Trustee

---------------------------         -------------------------------
                                    Trustee

---------------------------         -------------------------------
                                    Trustee